UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
DEPOSITARY SHARES, each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock	ALB PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, the shareholders of Albemarle Corporation (the "Company") approved the Albemarle Corporation 2026 Incentive Plan (the "Plan"), at the Annual Meeting of Shareholders held on May 5, 2026 (the “Annual Meeting”). The Plan had been previously approved by the Company's Board of Directors on February 26, 2026, subject to shareholder approval. The Plan is intended to replace the Company’s 2017 Incentive Plan. Any equity awards granted to our employees or former employees serving as consultants on or after the date of the Annual Meeting will be issued pursuant to the Plan.

A description of the terms and conditions of the Plan is set forth in Proposal 5 of the Company’s Definitive Proxy Statement, as filed with the Securities and Exchange Commission on March 24, 2026 (the “Proxy Statement”), and is incorporated by reference herein.

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, a copy of which is included as Exhibit B to the Proxy Statement and is incorporated by reference into this Item 5.02.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 5, 2026, the Company held its Annual Meeting. The proposals listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Proxy Statement filed by the Company on March 24, 2026. The voting results for each proposal are set forth below.

As of the record date for the Annual Meeting, March 11, 2026, there were 117,886,887 shares of common stock outstanding and entitled to vote, of which the holders of 99,397,859 shares of common stock were represented in person or by proxy at the Annual Meeting.

Proposal 1. Election of directors. By the votes set forth in the table below, the shareholders elected all of the nominees for director to serve for a term expiring at the annual meeting of shareholders in 2027.

Nominees	Voted For	Voted Against	Abstain	Broker Non-Votes
M. Lauren Brlas	86,159,190	649,819	143,884	12,444,966
Michelle T. Collins	86,435,296	447,098	70,499	12,444,966
Ralf H. Cramer	86,345,735	548,889	58,269	12,444,966
J. Kent Masters, Jr.	81,953,573	4,950,771	48,549	12,444,966
Glenda J. Minor	85,936,119	872,046	144,728	12,444,966
Diarmuid B. O'Connell	85,512,899	1,370,213	69,781	12,444,966
Gerald A. Steiner	83,549,488	3,333,275	70,130	12,444,966
Holly A. Van Deursen	86,264,837	547,565	140,491	12,444,966
Mark R. Widmar	86,410,387	485,267	57,239	12,444,966
Alejandro D. Wolff	85,164,913	1,733,744	54,236	12,444,966

Proposal 2. Advisory vote on executive compensation. By the votes set forth below, the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as set forth in the Proxy Statement.

Voted For	Voted Against	Abstain	Broker Non-Votes
82,754,234	3,958,425	240,234	12,444,966

Proposal 3. Ratification of appointment of independent registered public accounting firm. By the votes set forth below, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Voted For	Voted Against	Abstain	Broker Non-Votes
93,637,785	5,699,189	60,885	N/A

Proposal 4. Amendment to the Articles of Incorporation. By the votes set forth below, shareholders did not approve the amendment of the Company’s Articles of Incorporation to remove supermajority provisions related to affiliated transactions.

Voted For	Voted Against	Abstain	Broker Non-Votes
86,504,791	348,442	99,660	12,444,966

Proposal 5. Approval of the Albemarle Corporation 2026 Incentive Plan. By the votes set forth below, the shareholders approved the Albemarle Corporation 2026 Incentive Plan.

Voted For	Voted Against	Abstain	Broker Non-Votes
83,042,598	3,792,529	117,766	12,444,966

Proposal 6. Shareholder proposal. By the votes set forth below, the shareholders approved the shareholder proposal regarding shareholder’ ability to call a special meeting.

Voted For	Voted Against	Abstain	Broker Non-Votes
49,792,714	36,749,680	410,499	12,444,966

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit
10.1	Albemarle Corporation 2026 Incentive Plan [filed as Exhibit B to the Company’s Definitive Proxy Statement filed on March 24, 2026, and incorporated herein by reference].

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 8, 2026	By:	/s/ Ander C. Krupa
Ander C. Krupa
Senior Vice President, General Counsel and Corporate Secretary